UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2007

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MECHANICAL TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 New Karner Road, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2007, the Board of Directors of Mechanical Technology Incorporated (the “Company”), a New York corporation, approved two amendments to the By-laws (the “By-laws”) of the Company, each effective as of December 13, 2007:

(i)

An amendment to Article II, Section 3 to clarify that matters requiring stockholder approval, other than in respect of the election of directors, shall be decided by a majority vote of those stockholders present in person or by proxy and voting either affirmatively or negatively, thereby confirming that only actual votes cast (and not abstentions and broker non-votes) will be counted on such matters. Prior to adopting the amendment, Article II, Section 3 of the By-laws required the majority vote of those stockholders present in person or by proxy, but did not incorporate the concept that a vote must be cast either affirmatively or negatively to be counted, resulting in abstentions and broker non-votes being counted as against the proposal in question.

(ii)

An amendment to Article II, Section 4 to reduce the threshold required for a quorum at all meetings of the stockholders, from stockholders holding a majority of the stock of the Company entitled to vote, to stockholders holding thirty-three and one-third percent (33 1/3%) of the stock of the Company entitled to vote.

The By-laws, as amended, are being filed as Exhibit 3.3 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
3.3	Amended and Restated By-laws of Mechanical Technology Incorporated, as amended on December 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY INCORPORATED
Date: December 14, 2007	By:	/S/ CYNTHIA A. SCHEUER
	Name:	Cynthia A. Scheuer
	Title:	Vice President, Chief Financial Officer and Secretary

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